UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2020

TWINLAB CONSOLIDATED HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55181	46-3951742
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

4800 T-Rex Avenue, Suite 305, Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(561) 443-5301

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 – Other Events
Item 8.01	Other events.

Twinlab Consolidated Holdings, Inc. (the “Company”) previously planned to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “Annual Report”) by March 30, 2020, however, the Company will be delaying the filing of its Annual Report due to circumstances related to the outbreak of the novel coronavirus, COVID-19. The Company is relying on the order (the “Order”) promulgated by the Securities and Exchange Commission on March 25, 2020 in Release No. 34-88465 relating to the Securities Exchange Act of 1934, as amended, to support the delay in the filing of its Annual Report. The Company expects to file its Annual Report before April 30, 2020.

The Company is unable to timely file its Annual Report due to COVID-19 related office closures impeding its employees’ ability to respond to data requests from its auditors and to complete its financial statements. In order to minimize the COVID-19 exposure risk to it employees, the Company has followed the guidelines of local health authorities in Florida and New York, where its offices and operations are located, and has provided its office employees the resources to work remotely from their homes. The change to a remote work environment has led to disruptions and delays in the coordination of information required for preparing the Annual Report. The Company is relying on the Order to afford its employees the additional time, amid the COVID-19 pandemic, to provide accurate and fully reviewed information for the Annual Report.

The Company is supplementing the risk factors previously disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and its subsequent Quarterly Reports on Form 10-Q with the following risk factor:

Potential business impacts related to COVID-19 pandemic

Our business continuity and supply chain operations may be affected by the recent COVID-19 Pandemic

The Company has taken proactive measures to secure enough inventory to meet forecasted demand and mitigate any potential disruption to the business from COVID-19. While the Company believes that effective steps have been taken, business disruptions may be imminent should the Company realize unforeseen shifts in retail and direct customer behavior.

Potential impacts to the Company from COVID-19 may include changes in consumer demand, the impacts on retail customers and the availability of materials from suppliers, to name a few. The extent to which COVID-19 may impact the Company’s results will depend on future developments, which continue to emerge and cannot be predicted. These developments are highly uncertain and the actions to contain and treat COVID-19 remain fluid. The Company will continue to do everything possible to maximize operational capabilities while ensuring the safety and health of employees and customers remain top priority.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWINLAB CONSOLIDATED HOLDINGS, INC.

Date: March 30, 2020	By:	/s/ Kyle Casey
Kyle Casey
Chief Financial Officer